                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the use in this Registration Statement on Form S-4 of Westlake Chemical Corporation of our report dated March 24, 2003, except for Notes 17 and 18 which are as of June 23, 2003, and Note 19 which is as of September 12, 2003, relating to the financial statements and financial statement schedules of Westlake Chemical Corporation, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Houston, TX
November 21, 2003